                                                                   EXHIBIT 10(v)

                             Intercredit Agreement

Harris Trust and Savings Bank
Chicago, Illinois
FBS Ag Credit, Inc.
Denver, Colorado
First Union National Bank of North Carolina
Charlotte, North Carolina
St. Paul Bank for Cooperatives
St. Paul, Minnesota
Caisse Nationale de Credit Agricole
Chicago, Illinois

Ladies and Gentlemen:

     The undersigned, Nu-West Industries, Inc., a Delaware corporation (the "Company") and Kennecott Utah Copper Corporation, a Delaware corporation ("Kennecott") are parties to a Loan Agreement dated as of July 28, 1993 (together with all amendments, extensions, renewals, waivers and refinancings thereof, the "Kennecott Loan Agreement" and, together with all security agreements, deeds of trust, mortgages, assignments, instruments and documents executed in connection therewith, the "Kennecott Loan Documents"), pursuant to which Kennecott has made a loan in the original principal amount of $4,000,000 to the Company (the "Kennecott Loan"). Concurrently with the execution and delivery of the Kennecott Loan Documents, the Company, Kennecott and the other parties identified therein executed and delivered an Intercreditor Agreement dated as of July 28, 1993 (the "Original Intercreditor Agreement") pursuant to which, among other things, Kennecott subordinated the payment of the Kennecott Indebtedness (as defined in the Original Intercreditor Agreement) and all collateral security therefor to the payment of the Senior Bank Indebtedness (as such term is defined in the Original Intercreditor Agreement) and all collateral security therefor, respectively.

     Concurrently herewith, the Company, you (you and your respective successors and assigns are referred to individually as a "Bank" and collectively as the "Banks") and Harris Trust and Savings Bank, as agent (the "Agent") for the Banks, are entering into a Secured Credit Agreement of even date herewith (such Secured Credit Agreement, as amended, supplemented,

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extended, modified and restated from time to time, any and all refinancings thereof and any and all agreements entered into in replacement or substitution thereof, being referred to as the "Credit Agreement") pursuant to which the Banks will extend credit and make other financial accommodations to the Company and its subsidiaries, a portion of the proceeds of which will be used to repay in full the Senior Bank Indebtedness, the Senior Subordinated Indebtedness and the Junior Subordinated Indebtedness (as each such term is defined in the Original Intercreditor Agreement or in the Subordination and Forebearance Agreement referred to in the Original Intercreditor Agreement). As a condition precedent to entering into the Credit Agreement, the Agent and the Banks require that Kennecott confirm that the Kennecott Indebtedness and all collateral security therefor is subordinate to the Senior Bank Indebtedness (as defined herein) and all collateral security therefor, in accordance with and pursuant to the terms and conditions contained in this Agreement. Accordingly, to induce the Agent and the Banks to enter into the Credit Agreement with the Company and extend credit and make other financial accommodations to the Company as set forth therein, Kennecott and the Company hereby confirm and agree with the Agent and the Banks as follows:

          Section 2. Definitions. The following terms shall have the meanings set forth below:

          Section 2.1. Kennecott Indebtedness. The term "Kennecott Indebtedness" shall mean all present and future obligations and liabilities of the Company to Kennecott and its successors, assigns and transferees now or hereafter arising under or in connection with the Kennecott Loan Agreement and the Kennecott Loan Documents, including without limitation interest that would accrue but for the filing of a bankruptcy or similar petition initiating any bankruptcy or similar proceeding, at the rate specified in the instrument governing such obligations, whether or not such interest is an enforceable debt or an allowable claim in any bankruptcy or similar proceeding with respect to the Company, and any and all penalties, fees, expense reimbursements, indemnity and contribution obligations and all other monetary obligations under the Kennecott Loan Agreement and the Kennecott Loan Documents.

          Section 2.2. Holder of Kennecott Indebtedness. The term "Holder of Kennecott Indebtedness" shall mean (i) Kennecott and (ii) each person otherwise becoming a holder or assignee of any Kennecott Indebtedness or otherwise having an interest in any Kennecott Indebtedness.

          Section 2.3. Kennecott Collateral. The term "Kennecott Collateral" shall have the

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meaning given to the term "Collateral" in the Kennecott Loan Documents as such
Kennecott Loan Documents exist at the date hereof.

          Section 2.4. Kennecott Collateral Proceeds. The term "Kennecott Collateral Proceeds" shall mean the proceeds from any foreclosure, sale, liquidation or other disposition of, or realization upon, the Kennecott Collateral under the Kennecott Loan Documents (or any of them, as applicable).

          Section 2.5. Credit Agreement Documents. The term "Credit Agreement Documents" shall mean the Credit Agreement together with all security agreements, mortgages, assignments, instruments and documents executed in connection therewith, pursuant to which the Banks have agreed to make loans and to provide for the issuance of letters of credit to or on the application of the Company (the "Loans," which term shall include the obligations of the Company to reimburse the Banks under any letters of credit provided under the Credit Agreement whether or not there has been a draw under any such letter of credit outstanding).

          Section 2.6. Additional Senior Loan Documents. The term "Additional Senior Loan Documents" shall mean any and all agreements hereinafter entered into (hereinafter, together with all amendments, extensions, renewals, waivers and refinancings thereof, the "Additional Senior Loan Agreements," and together with all security documents executed in connection therewith, the "Additional Senior Loan Documents") by which any other lenders party to such Additional Senior Loan Agreements together with one or more Banks ("Other Senior Lenders"), singly or jointly, make additional loans to, provide for the issuance of letters of credit for, or extend other financial accommodation for the benefit of the Company, not in excess of aggregate loans, letters of credit and other financial accommodations of $75,000,000 at any time (hereinafter referred to as the "Additional Loans," which term shall include the obligations of the Company to reimburse the other Senior Lenders under any letters of credit provided under the Additional Senior Loan Agreements whether or not there has been a draw under any such letter of credit outstanding). The term "Senior Lenders" shall hereinafter refer to each of the Banks and each of the Other Senior Lenders.

          Section 2.7. Senior Bank Indebtedness. The term "Senior Bank Indebtedness," shall mean all present and future obligations and liabilities of the Company to the Senior Lenders and their successors, assigns and transferees now or hereafter arising under or in connection with the Credit Agreement, the Additional Senior Loan Agreements, the Credit Agreement Documents and

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the Additional Senior Loan Documents, including without limitation (i) the
Loans, the Additional Loans, all principal, premiums and interest thereon (including all obligations to reimburse the banks with respect to letters of credit) including interest that would accrue but for the filing of a bankruptcy or similar petition initiating any bankruptcy or similar proceeding, at the rate specified in the instrument governing such obligations, whether or not such interest is an enforceable debt or an allowable claim in any bankruptcy or similar proceeding with respect to the Company and (ii) any and all penalties, fees, expense reimbursements, indemnity and contribution obligations and all other monetary obligations under the Credit Agreement, the Credit Agreement Documents, the Additional Senior Loan Agreements and the Additional Senior Loan Documents.

          Section 2.8. Holder of Senior Bank Indebtedness. The term "Holder of Senior Bank Indebtedness" shall mean: (i) each Senior Lender and (ii) each person otherwise becoming a holder or assignee of any Senior Bank Indebtedness or otherwise having an interest in any Senior Bank Indebtedness.

          Section 3. Covenants in Favor of Senior Bank Indebtedness by the Company and Holders of Kennecott Indebtedness. The Company and each Holder of Kennecott Indebtedness hereby covenants that, until the Senior Bank Indebtedness shall have been paid in full and any commitment of the Banks to extend credit to or for the account of the Company shall have terminated or expired, each will comply with such of the following provisions as are applicable to it:

          Section 3.1. Transfers. No Holder of Kennecott Indebtedness will sell or otherwise dispose of any Kennecott Indebtedness except to another Holder of Kennecott Indebtedness which shall have become a party to this Agreement by executing a counterpart to this Agreement.

          Section 3.2. Payments and Distributions. (a) The payment of any Kennecott Indebtedness, whether pursuant to the terms of the Kennecott Loan Agreement, the Kennecott Loan Documents or upon acceleration or otherwise, is and shall be expressly subordinated and junior in right of payment to the prior payment in full in cash of all Senior Bank Indebtedness to the extent and in the manner provided herein, and the Kennecott Indebtedness is hereby subordinated as a claim against the Company or any of its assets, whether such claim be (i) in the ordinary course of business or (ii) in the event of any distribution of the assets of the Company upon any voluntary or involuntary dissolution, winding-up, total or partial liquidation

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or reorganization, or bankruptcy, insolvency, receivership or other statutory common law proceeding or arrangement, including without limitation any proceedings under Title 11 of the United States Code, involving the Company or the readjustment of the Company's liabilities or any assignment for the benefit of creditors or any marshalling of the assets or liabilities of the Company (collectively called "reorganization"), to the prior payment in full in cash of the Senior Bank Indebtedness.

       (b) The Company will not make, and no Holder of Kennecott Indebtedness will ask, demand, sue for, by way of any action, suit or proceeding, or any defense or counterclaim asserted in any action, suit or proceeding, accept or receive from the Company, directly or indirectly, any payment of, on or in respect of any Kennecott Indebtedness, whether in cash, securities or other property or by way of conversion, exchange or set-off or otherwise, until all the Senior Bank Indebtedness has been paid in full in cash and the Credit Agreement and any Additional Senior Loan Agreements shall have been terminated in accordance with their respective terms, if there exists a default in payment of Senior Bank Indebtedness, unless such payment default shall have been cured or waived.

       (c) In addition, during the continuance of any event of default other than the payment of any Senior Bank Indebtedness, upon receipt by the Company from the Agent or the Required Banks (as defined in the Credit Agreement and any Additional Senior Loan Agreements) of written notice of such default, no payment may be made by the Company upon or in respect of the Kennecott Loan for a payment blockage period ("Payment Blockage Period") commencing on the date of receipt of such notice and ending 179 days thereafter (unless such event of default shall have been cured or waived or such Payment Blockage Period shall have terminated by written notice to the Company from the Agent or the Required Banks). Notwithstanding anything to the contrary herein, in no event shall any one Payment Blockage Period extend beyond 179 days. Notwithstanding anything to the contrary herein, the Agent and Required Banks may not commence or allow to continue Payment Blockage Periods aggregating more than 179 days with respect to the Kennecott Loan during any period of 360 consecutive days.

       (d) In the event of any reorganization relative to the Company or its property, then all Senior Bank Indebtedness shall first be paid in full in cash before any payment is made on account of any Kennecott Indebtedness or Kennecott Collateral, and in any such proceedings any payment or distribution of any kind or character, whether in cash, property or securities, which

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may be payable or deliverable in respect of any Kennecott Indebtedness or
Kennecott Collateral, shall be paid or delivered directly to the Banks for application in satisfaction of the Senior Bank Indebtedness unless and until all such Senior Bank Indebtedness shall have been paid in full in cash, and each Holder of Kennecott Indebtedness authorizes each Holder of Senior Bank Indebtedness to assert any claim in such proceedings on the Kennecott Indebtedness to such extent, and to accept and receipt for any payment or distribution to such extent and to apply such payment or distribution to the satisfaction of the Senior Bank Indebtedness and to do any and all things and to execute all instruments necessary to effectuate the foregoing.

       (e) If, notwithstanding the foregoing, any payment or distribution of the assets of the Company of any kind or character, other than distributions permitted by paragraph (c) of this Section 3.2, shall be received, including receipt by set-off, recoupment or otherwise, by any Holder of Kennecott Indebtedness before all Senior Bank Indebtedness is paid in full in cash, such payment or distribution and the amount of any such set-off or recoupment shall be held by such Holder of Kennecott Indebtedness in trust for the benefit of Holders of Senior Bank Indebtedness and shall be paid over to Holders of Senior Bank Indebtedness until all such Senior Bank Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to Holders of such Senior Bank Indebtedness.

       (f) The Company shall not give, and no Holder of Kennecott Indebtedness shall demand, accept or receive, any security, direct or indirect, for any Kennecott Indebtedness, other than the Kennecott Collateral pursuant to the Kennecott Loan Documents.

       (g) Each Holder of Kennecott Indebtedness shall furnish to the Agent and each Senior Lender promptly upon receipt by it a copy of any notice, demand or pleading relating to the Kennecott Indebtedness received by such holder reasonably expected to affect adversely the Senior Bank Indebtedness. Until all Senior Bank Indebtedness has been paid in full no holder of Kennecott Indebtedness shall accelerate the maturity of or institute proceedings against the Company to enforce any claims, rights, demands, causes of action, liabilities, and suits, of any kind whatsoever, whether known or unknown, that have been, could have been, or in the future might be asserted by Holders of Kennecott Indebtedness based upon, arising out of, or in any way relating to, any Kennecott Indebtedness unless such Holder of Kennecott Indebtedness shall have first given no less than 5 days' prior written notice to the Banks of its intention to accelerate and exercise any other remedies.

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       (h) For the purposes of this Agreement, no Senior Bank Indebtedness shall be deemed to have been paid in full unless the holders thereof shall have received and have been permitted to retain cash equal to the full amount thereof then outstanding. This Agreement shall continue to apply in full to all Senior Bank Indebtedness, notwithstanding that the claims arising from Senior Bank Indebtedness (or any portion thereof) are subordinated to any other claims against the Company, and notwithstanding that the Senior Bank Indebtedness, or any lien, mortgage, pledge, assignment or other security interest in property securing the Senior Bank Indebtedness or any portion thereof, is voided under any fraudulent transfer, fraudulent conveyance or bankruptcy law.

       (i) Each Holder of Kennecott Indebtedness agrees that it will not at any time insist upon, plead, or in any manner whatsoever, seek the entry of any order or judgment, or take the benefit or advantage of, any substantive consolidation, piercing of the corporate veil or any other order or judgment that causes an effective combination of the assets and liabilities of the Company, any Subsidiary and any other individual, corporation, partnership or joint venture in any case or proceeding under Title 11 of the United States Code or other similar proceeding.

       Section 3.3. Subordination of Kennecott Lien. (a) Any security interest in or lien or encumbrance on the assets and rights of the Company granted to Kennecott pursuant to the Kennecott Loan Documents or otherwise is hereby subordinated and expressly made junior to any and all security interests, liens and encumbrances granted by the Company to the Senior Lenders, and the rights of the Senior Lenders shall be senior and superior to the rights of Holders of Kennecott Indebtedness irrespective of the time of perfection or the perfection or nonperfection of such security interests, liens and encumbrances of either the Senior Lenders or Kennecott.

       (b) Holders of Kennecott Indebtedness may not foreclose, sell, liquidate or otherwise dispose of or realize upon, or initiate any proceedings or other action to foreclose, sell, liquidate, dispose of or realize upon, the Kennecott Collateral unless and until all Senior Bank Indebtedness shall have been paid in full in cash and any commitment of the Banks to extend credit to or for the account of the Company shall have been terminated or expired.

       Section 3.4. Subrogation. Subject to the payment in full in cash of all Senior Bank Indebtedness, Holders of Kennecott Indebtedness shall be subrogated to the rights of Holders of Senior Bank Indebtedness to receive payments or distributions of assets of the Company made on the Senior Bank Indebtedness until the Kennecott Indebtedness shall be paid in full; and, for

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the purposes of such subrogation, no payments or distributions to Holders of
Senior Bank Indebtedness of any cash, property or securities to which Holders of Kennecott Indebtedness would be entitled except for the provisions of this Agreement, and no payments over pursuant to the provisions of this Agreement to Holders of Senior Bank Indebtedness by Holders of Kennecott Indebtedness shall, as between the Company and its creditors other than the holders of Senior Bank Indebtedness, be deemed to be a payment by the Company to or on account of Senior Bank Indebtedness, it being understood that the provisions of this
Section 3 are and are intended solely for the purpose of defining the relative rights of Holders of Kennecott Indebtedness, on the one hand, and Holders of Senior Bank Indebtedness, on the other hand.

       Section 3.5.  Further Assurances.  The Company and Holders of
Kennecott Indebtedness, for themselves and their successors and assigns as Holders of Kennecott Indebtedness, covenant to execute and deliver to the holders of record of the Senior Bank Indebtedness such further instruments and to take such further action as the Agent or the Required Banks may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

       Section 3.6.  Tolling and Waiver of Statutes of Limitations.  The
Company hereby agrees that, during any period that any Holder of Kennecott Indebtedness shall be subject to any preclusion of or limitation on raising, pursuing, maintaining, perfecting or enforcing any claim against the Company or any of its assets under the provisions of this Agreement, any statute of limitations that otherwise would apply to such claim shall be tolled. The Company further agrees that it will not raise, and hereby waives, any defense to any such claim based on the running of any statute of limitations with respect to any such claim during the pendency of any such preclusion or limitation.

       Section 4.  Legends.  The Company and Holders of Kennecott
Indebtedness, for itself and its successors and assigns as Holders of Kennecott Indebtedness, covenant to cause each instrument representing or evidencing any of the Kennecott Indebtedness to have affixed upon it the following legend:

              "This instrument is subject to an Intercreditor Agreement dated as of ____________, 1995 between the [MAKER] and [PAYEE] for the benefit of the financial institution or institutions that are from time to time party to the Secured Credit Agreement, dated as

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          of _________________, 1995 among the maker, Harris Trust and Savings
          Bank, as agent, and the financial institutions listed therein, and the lender or lenders under certain Additional Senior Loan Agreements that may from time to time be entered into by the [MAKER]. The Intercreditor Agreement, among other things, subordinates the [MAKER'S] obligations hereunder to the prior payment of certain obligations of the maker to the Holders of Senior Indebtedness, as defined therein."

       Section 5. Successors. The provisions of this Agreement shall inure to the benefit of Holders of Senior Bank Indebtedness, and Holders of Kennecott Indebtedness and their respective successors and assigns and transferees and shall be binding upon the Company and Holders of Kennecott Indebtedness and their respective successors and assigns.

       Section 6. Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (including a telex or telecopy) addressed as provided below and if either (a) actually delivered at said address or (b) in the case of a letter, five business days shall have elapsed after the same is sent by U.S. mail postage prepaid and registered or certified:

              If to the Company at the address specified on the signature page hereof or at such other address as it shall have specified by notice.

              If to the Agent or a Bank, to it at its address specified in the Credit Agreement, or at such other address as such Bank shall have specified by notice.

              If to any Holder of Senior Indebtedness, to it at the address as it shall from time to time specified by notice.

              If to Holders of Kennecott Indebtedness, to them at Kennecott Utah Copper Corporation, 8362 West 10200 South, Post Office Box 525, Bingham Canyon, Utah 84006-0525, Attention: Controller; Fax No. (801) 569-1741.

       Section 7. Governing Law; service of Process. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Illinois, without regard to any laws or rules relating to conflicts of laws. Holders of Kennecott Indebtedness, by their execution hereof hereby irrevocably accept for themselves and in connection with their properties, generally and unconditionally,

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the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of Illinois in any action, suit or proceeding of any kind against them which arises out of or by reason of this Agreement, in addition to any other court in which such action, suit or proceeding may be brought, irrevocably agree to be bound by any judgment rendered by any such court in any such action, suit or proceeding in which they shall have been served with process in the manner hereinafter provided, and to the extent that they may lawfully do so, waive and agree not to assert, by way of motion, as a defense or otherwise, in such action, suit or proceeding any claims that they are not personally subject to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue thereof is improper, and agree that process may be served upon them in any such action, suit or proceeding in the manner provided by the laws of the State of Illinois. Without limitation of the foregoing, Holders of Kennecott Indebtedness hereby designate and appoint CT Corporation System, Illinois, and such other persons as may hereafter be selected by them and that shall irrevocably agree in a writing, of which a copy shall be delivered by notice to each Lender, to serve as their Agent to receive on their behalf service of all process in any such action, suit or proceeding in any such court, such service being hereby acknowledged by Holders of Kennecott Indebtedness to be effective and binding service in every respect. A copy of such process so served shall be mailed by registered or certified mail to the Holders of Kennecott Indebtedness at their addresses specified pursuant hereto. If any agent appointed by Holders of Kennecott Indebtedness refuses to accept service, the Holders of Kennecott Indebtedness hereby agree that the dispatch or service to them by registered or certified mail, return receipt requested, shall constitute sufficient notice of any such action, suit or proceeding, and valid service therein as to themselves, whether or not they shall accept such service.

          Section 8. Amendments and Waivers. Changes in or additions to this Agreement may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), only if the Company and the party seeking such amendment or waiver shall have obtained the consent thereof in writing from (a) the Holders of Kennecott Indebtedness; and (b) the Required Banks; provided, however, that the Company and the party

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seeking such amendment or waiver shall deliver copies of such consent in writing to any Bank, or Holder of Kennecott Indebtedness (if applicable) or its assign or any assign of a Bank who did not execute the same. Any consent may be given subject to the satisfaction of conditions stated therein.

          Section 9.  Miscellaneous.

          Section 9.1. Continuing Agreement. This Agreement shall be a continuing agreement and shall be irrevocable and shall remain in full force and effect until the Senior Bank Indebtedness shall have been indefeasibly satisfied or paid in full in accordance with the terms thereof and any commitment of the Banks to extend credit to or for the account of the Company shall have been terminated or expired, and no action which any Holder of Senior Bank Indebtedness or the Company may take or refrain from taking with respect to Senior Bank Indebtedness, including any amendments thereof, shall affect the provisions of this Agreement or the obligations of the Company, any Holder of Senior Subordinated Indebtedness or any Holder of Kennecott Indebtedness. No right of any Holder of Senior Bank Indebtedness shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by such Holder of Senior Bank Indebtedness, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which such Holder of Senior Bank Indebtedness may have or otherwise be charged with.

          Section 9.2. Rights of Enforcement. The provisions of this Agreement may be enforced directly by any Holder of Senior Bank Indebtedness against any Holders of Kennecott Indebtedness. Each Holder of Kennecott Indebtedness, by executing this Agreement, acknowledges and agrees that Holders of Senior Bank Indebtedness have relied and will continue to rely upon the subordination provided for herein and waives notice and proof of such reliance.

          Section 9.3. Equitable Remedies. Each Holder of Senior Bank Indebtedness is hereby authorized to demand specific performance of this Agreement at any time when the Company or any Holder of Kennecott Indebtedness shall have failed to comply with any provision hereof applicable to it, and the Company and each Holder of Kennecott Indebtedness hereby irrevocably waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by a Holder of Senior Bank Indebtedness.

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          Section 9.4.  Amendment of Terms of Senior Bank Indebtedness.  The
Company and each Holder of Kennecott Indebtedness hereby grant each Holder of Senior Bank Indebtedness full power, in its uncontrolled discretion, without notice to any Holder of Kennecott Indebtedness and without in any way affecting the subordination of the subordinated obligations provided in this Agreement:
(i) to consent to any amendment or change of any terms of the agreements governing such Senior Bank Indebtedness and any related agreement, each as amended from time to time except to the extent any amendment or change adversely affects the rights of the Kennecott Indebtedness held by such holder; (ii) to grant any extensions or renewals thereof and any other indulgence with respect thereto, and to effect any release, compromise or settlement with respect thereof; and (iii) to accept, substitute, exchange or release or otherwise dispose of any item of collateral at any time securing the Senior Bank Indebtedness, whether or not the collateral, if any, received upon the exercise of such power shall be of a character or value the same as or different from the character or value of the item of collateral released.

          Section 9.5. Original Intercreditor Agreement Superseded. This Agreement replaces and supersedes the Original Intercreditor Agreement in its entirety.

          Section 9.6. Counterparts. This Agreement may be executed in any number of counterparts, and by each party hereto on a separate counterpart, all of which together shall constitute one instrument. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

Dated as of _______________, 1995          Very truly yours,

                                           Nu-West Industries, Inc.

                                           By

                                           Name:

                                           Title:

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                                             3010 Conda Road
                                             Soda Springs, Idaho 83276
                                             Fax No.:  (208) 547-2550
Kennecott Utah Copper Corporation
By________________________________
    Name:___________________________
    Title:____________________________

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